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                                                                    EXHIBIT 23.1

[KPMG letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

Lifef/x, Inc.:

We consent to the use of our report included herein and to reference to our film under the heading "Experts" in the prospectus.

Very truly yours,

(Signed)   KPMG LLP


Los Angeles, California
June 22, 2000